UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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OAK HILL FINANCIAL, INC.

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(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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14621 S.R. 93
JACKSON, OH 45640
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 20, 2007

To the Shareholders of Oak Hill Financial, Inc.:

You are cordially invited to attend the Annual Meeting of Shareholders of Oak Hill Financial, Inc. (the "Corporation") to be held at the Ohio State University Extension South District Office, 17 Standpipe Road, Jackson, Ohio 45640, on April 17, 2007 at 1:00 p.m., local time, for the following purposes of considering and acting upon the following:

(1)
To elect the following four directors for terms expiring in 2009 (Class I), as successors to incumbent directors whose terms expire in 2007: R. E. Coffman, Jr., John D. Kidd, D. Bruce Knox, and Neil S. Strawser.

(2)	To ratify the appointment of Grant Thornton LLP to serve as independent registered public accounting firm for the Corporation for the year 2007.

(3)	To consider and act upon such matters as may properly come before the Annual Meeting or any adjournment thereof.

Holders of record of the Corporation at the close of business on March 8, 2007 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each shareholder is entitled to one vote for each common share held regarding each matter properly brought before the meeting. On March 8, 2007, there were 5,339,199 common shares outstanding.

By Order of the Board of Directors,

Dale B. Shafer
Secretary

EVERY SHAREHOLDER'S VOTE IS IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND RETURN PROMPTLY THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED. A STAMPED, ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

OAK HILL FINANCIAL, INC.
14621 S.R. 93
Jackson, OH 45640

PROXY STATEMENT

On behalf of the Board of Directors of Oak Hill Financial, Inc. (the "Corporation"), a proxy is solicited from you to be used at the Corporation's Annual Meeting of Shareholders ("Annual Meeting") to be held April 17, 2007 at 1:00 p.m., local time, and any adjournment thereof, at the Ohio State University Extension South District Office, 17 Standpipe Road, Jackson, Ohio 45640. This Proxy Statement is being mailed on or about March 20, 2007.

Proxies in the form enclosed herewith are being solicited on behalf of the Corporation's Board of Directors. Proxies which are properly executed and returned will be voted at the Annual Meeting as directed; proxies properly executed and returned which indicate no direction will be voted FOR the nominees for director named herein, FOR the ratification of the appointment of the firm of Grant Thornton LLP to serve as independent registered public accounting firm for the Corporation for the year 2007, and, at the discretion of the persons acting under the proxy, to transact such other business as may properly come before the meeting or any adjournment thereof. Proxies indicating an abstention from voting on any matter will be tabulated as a vote withheld on such matter and will be included in computing the number of shares present for purposes of determining the presence of a quorum for the Annual Meeting. If a broker indicates on the form of proxy that it does not have discretionary authority as to certain common shares to vote on a particular matter, those common shares will be considered as present but not entitled to vote with respect to that matter. Any shareholder giving the enclosed proxy has the power to revoke the same prior to its exercise by filing with the Secretary of the Corporation a written revocation or duly executed proxy bearing a later date, or by giving notice of revocation in open meeting.

VOTING SECURITIES

As of March 8, 2007, the record date fixed for the determination of shareholders entitled to vote at the Annual Meeting, there were 5,339,199 shares of the Corporation's common stock outstanding. Each such share is entitled to one vote on each matter properly coming before the Annual Meeting.

OWNERSHIP OF COMMON STOCK BY PRINCIPAL SHAREHOLDERS

As of February 16, 2007, persons known by the Corporation to own beneficially more than 5% of the outstanding common shares of the Corporation are set forth below.

	Number of Shares of
	Common Stock	Percentage
Name(1)	Beneficially Owned(2)	of Class(3)

Evan E. Davis	608,487	11.43%

D. Bruce Knox	342,665(4)(5)	6.38%

(1)	The address of Evan E. Davis, Director Emeritus of the Corporation, and D. Bruce Knox, a Director of the Corporation, is c/o Oak Hill Financial, Inc., P.O. Box 688, 14621 S.R. 93, Jackson, OH 45640.
(2)
Beneficial ownership is determined in accordance with the Rules of the Securities and Exchange Commission (“SEC”) which generally attributes beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities.

(3)
“Percentage of class” is calculated by dividing the number of shares beneficially owned by the number of outstanding shares of the Corporation on February 16, 2007 plus the number of shares the person has the right to acquire within 60 days of February 16, 2007.

(4)
Includes 45,558 shares which could be acquired by Mr. Knox under stock options exercisable within 60 days of February 16, 2007. Includes 242,262 shares held by a Trust as to which Mr. Knox is a Trustee and a partial beneficiary.

(5)	Includes 1,286 shares acquired pursuant to the Oak Hill Financial, Inc. 401(k) & Profit Sharing Plan for which investment power is exercised.

OWNERSHIP OF COMMON STOCK BY MANAGEMENT

As of February 16, 2007, the directors of the Corporation, the executive officers of the Corporation named in the Summary Compensation Table, and all executive officers and directors of the Corporation as a group beneficially owned common shares of the Corporation as set forth below.

	Amount and Nature of
	Beneficial Ownership		Percentage
Name and Title	of Common Stock(1)		of Class(2)

John D. Kidd, Chairman and Director	226,962	(3)(4)	4.26%

R. E. Coffman, Jr., President, Chief
Executive Officer and Director	198,386	(3)(4)(5)	3.71%

Dale B. Shafer, Interim Chief Financial Officer,
Secretary and Treasurer	2,087	(3)(4)	*

Scott J. Hinsch, Jr., Vice President	15,248	(3)(4)	*

D. Bruce Knox, Chief Information Officer
and Director	342,665	(3)(4)(6)	6.38%

David G. Ratz, Chief Administrative Officer	36,313	(3)(4)	*

Miles R. Armentrout, Chief Lending Officer	3,782	(3)(4)	*

Candice R. DeClark-Peace, Director	6,870	(3)(7)	*

Barry M. Dorsey, Ed.D., Director	26,870	(3)	*

Donald R. Seigneur, Director	26,250	(3)	*

William S. Siders, Director	87,161	(3)	1.64%

H. Grant Stephenson, Director	25,542	(3)(7)	*

Neil S. Strawser, Director	71,448	(3)	1.34%

Donald P. Wood, Director	9,493	(3)(7)	*

Ron J. Copher (8)	41,786	(3)(4)	*

All directors and executive officers
as a group (15 persons)	1,120,863	(9)	20.24%

(1)
For purposes of the above table, a person is considered to “beneficially own” any shares with respect to which he exercises sole or shared voting or investment power or as to which he has the right to acquire the beneficial ownership within 60 days of February 16, 2007. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of his household.

(2)
“Percentage of class” is calculated by dividing the number of shares beneficially owned by the number of outstanding shares of the Corporation on February 16, 2007 plus the number of shares the person has the right to acquire within 60 days of February 16, 2007. Less than one percent of class is indicated by an asterisk.

(3)
Includes the following shares which could be acquired under stock options exercisable within 60 days of February 16, 2007: Mr. Kidd - 4,600; Mr. Coffman - 28,000; Mr. Shafer - none; Mr. Hinsch - 10,600; Mr. Knox - 45,558; Mr. Ratz - 31,250; Mr. Armentrout - 3,000; Ms. DeClark-Peace - 3,000; Mr. Dorsey - 15,750; Mr. Seigneur - 15,000; Mr. Siders - 5,000; Mr. Stephenson - 18,750; Mr. Strawser - 3,000; Mr. Wood - 2,000; and Mr. Copher - 27,750.

(4)
Includes the following shares acquired pursuant to the Oak Hill Financial, Inc. 401(k) & Profit Sharing Plan for which investment power is exercised: Mr. Kidd - 22; Mr. Coffman - 4,729; Mr. Shafer - 87; Mr. Hinsch - 2,618; Mr. Knox - 1,286; Mr. Ratz - 2,376; Mr. Armentrout - 682; and Mr. Copher - 5,103.

(5)	Includes 159,335 shares held in Trust for the Oak Hill Financial, Inc. 401(k) & Profit Sharing Plan for which Mr. Coffman, as an Administrator, exercises shared voting power.
(6)	Also includes 242,262 shares held by a Trust as to which Mr. Knox is a Trustee and partial beneficiary.

(7)
Includes the right to acquire the following shares upon termination of director service under the Corporation’s Non-employee Director Deferred Compensation Plan: Ms. DeClark-Peace - 970; Mr. Stephenson - 1,715; and Mr. Wood - 2,043.

(8)	As of December 15, 2006, the date of Mr. Copher’s resignation.
(9)	Includes 213,258 shares which may be purchased under stock options exercisable within 60 days of February 16, 2007.

ELECTION OF DIRECTORS

The Corporation’s Board of Directors (the “Board”) has nominated four persons for a two-year term (Class I). The terms of the remaining directors in Class II will continue as indicated below. The accompanying proxy will be voted for the election of those four persons named under Class I in the following table unless otherwise directed. In the event that any of the nominees for director shall become unavailable (which management does not expect), the proxies may be voted for a substitute nominee at the discretion of those named as proxies. The election of each nominee requires the favorable vote of a plurality of all votes cast by the holders of the Corporation's common stock.

Director candidates are recommended by the Corporation’s Governance and Compensation Committee (the “Committee”) to the Board for nomination for election to the Board. The Committee’s charter directs the Committee to investigate and assess potential candidates and to maintain an active file of suitable candidates for directors. The Committee is empowered by the Charter to engage a third party search firm to assist, but the Committee believes that the existing directors and executive management of the Corporation have significant business contacts from which qualified candidates will be identified. The Committee did not hire any director search firm in 2007 and, accordingly, paid no fees to any such a firm. Upon identifying a candidate for serious consideration, one or more members of the Committee would initially interview such candidate. If a candidate merited further consideration, the candidate would subsequently interview with all other Committee members (individually or as a group), and would interview with the Corporation’s Chief Executive Officer and other executive officers. The Committee would seek input from all persons who interviewed the candidate and then determine whether or not to nominate the candidate.

The Committee also considers the recommendations of shareholders regarding potential director candidates. In order for shareholder recommendations regarding possible director candidates to be considered by the Committee, such recommendations must be provided to the Governance and Compensation Committee c/o Oak Hill Financial, Inc., 14621 S.R. 93, Jackson, OH 45640, in writing at least 120 days prior to the date of the next scheduled annual meeting.

In order to be considered, the recommendation must include the following:

(i)	the name, age, business address and residence of such person;
(ii)	the principal occupation or employment of such person;
(iii)	the class and number of shares of the Corporation which are beneficially owned by such person; and
(iv)
any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or successor provision.

The shareholder submitting the recommendation must also give his name, address, and the number of shares beneficially owned. Such notice shall also be accompanied by the written consent of each proposed nominee to serve as a director of the Corporation, if elected. The Corporation may require any proposed nominee to furnish other information to determine the qualifications of such proposed nominee to serve as a director of the Corporation. The Committee will evaluate the possible nominee using the criteria outlined below and will consider such person in comparison to all other candidates. The Committee is not obligated to nominate any such individual for election.

The Committee’s Guidelines for Directors set forth the following guidelines for directors: exercise independent, practical and mature business judgment for the overall benefit of the Corporation and the Corporation’s shareholders; possess familiarity with the business issues affecting the success of the Corporation and its affiliates; a willingness, in a manner consistent with applicable legal requirements with the highest professional and ethical standards, promote the Corporation and its subsidiaries; demonstrate high ethical and moral standards; possess a reputation for integrity; possess communication skills necessary to function as part of a team on behalf of the Corporation and the Corporation’s shareholders, both as a listener and as a leader; have no conflicts of interest or the appearance of conflicts of interest; possess a willingness to invest significant time and energy in monitoring management’s conduct of the business of the Corporation and its affiliates and in monitoring management’s compliance with the Corporation’s operating and administrative policies; have the ability to hold management accountable for compliance with the legal and regulatory requirements applicable to the Corporation and its affiliates, including the requirements applicable to financial institutions; have a significant history of professional and educational achievement; be a resident of the service area of the Corporation or its affiliates; have experience reviewing financial statements; be of an age such that, when first nominated the director will be able to serve two two-year terms as a director before reaching the retirement age of 70 which the Corporation requires for its directors; have demonstrated a willingness to attend at least eighty percent of regularly scheduled meetings of the Corporation’s Board and of the committees of the Board on which the director serves; and shall acquire shares of the Corporation worth $100,000 within the first five years of becoming a director as prescribed in the Guidelines for Stock Ownership in the Corporation.

Neither the Board nor the Committee has adopted a formal policy regarding director attendance at the Annual Meeting. The Board normally holds its annual organizational meeting directly following the Annual Meeting, which usually results in all directors being able to attend the Annual Meeting. In 2006, all current directors attended the Annual Meeting.

The Board of Directors recommends that the shareholders vote FOR the election of each nominee for Class I director.

Position with Corporation and/or Principal Occupation
Name and Age	or Employment for the Last Five Years	Director Since

CLASS I DIRECTORS
(Nominee - Terms to expire in 2009)

R. E. COFFMAN, JR., 55, Chief Executive Officer of the Corporation since January 2004 and President of the Corporation since December 2002. Mr. Coffman has also served as the Chief Executive Officer of Oak Hill Banks (“Oak Hill") since January 2005. In addition, Mr. Coffman served as the Corporation’s Chief Administrative Officer from December 2002 through December 2003. He served as Vice President of the Corporation from June 1999 through November 2002. He served as President, Chief Executive Officer and Director of Towne Bank (“Towne”) from October 1999 through November 2002. Mr. Coffman served as Executive Vice President of Oak Hill from July 1998 to September 1999. From June 1997 to June 1998, he served as Senior Vice President of Oak Hill, and from September 1996 to May 1997, he served as Area President for Oak Hill.
2002

JOHN D. KIDD, 67, Chairman of the Corporation since December 2002 and Chairman of Oak Hill since January 2005. Mr. Kidd served as Chief Executive Officer from 1981 through December 2003. He served as President of the Corporation from June 1995 through November 2002 and Executive Vice President from 1981 to June 1995. He served as President of Oak Hill from October 1991 to September 1997 and as Chairman of Oak Hill from 1997 through November 2002. Mr. Kidd joined Oak Hill in 1970 as Director, Chief Executive Officer and Executive Vice President. Mr. Kidd served as Director of Towne from October 1999 through November 2002.
1981

D. BRUCE KNOX, 46, has served as Executive Vice President of the Corporation since January 2005 and Chief Information Officer since January 2000. He has also served as Chief Information Officer and Executive Vice President of Oak Hill since January 2005. Prior, he served as Executive Vice President of Oak Hill from July 1998 to December 1999. He also served as Senior Vice President of Oak Hill from October 1997 to June 1998. He served as President and Director of Unity Savings Bank (“Unity”) from January 1996 until the merger into Oak Hill in October 1997. He served as Executive Vice President of Unity and its successor, Oak Hill, from January 1989 to December 1995. He also served as a Director of Oak Hill from October 1997 to November 2001.
1997

NEIL S. STRAWSER, 64, Co-founder and owner of Parrott & Strawser Properties, Inc., a land development and building firm in Cincinnati, Ohio, since 1980. Mr. Strawser has served as Director of Strawser Funeral Home, Inc. since 1974. He served as a Director of The Blue Ash Building and Loan (“Blue Ash”) and its successor, Towne, from 1976 through November 2002.	2002

Position with Corporation and/or Principal Occupation
Name and Age	or Employment for the Last Five Years	Director Since

CLASS II DIRECTORS
(Terms to expire in 2008)

CANDICE R. DeCLARK-PEACE, 54, Partner in the public accounting firm of Clark, Schaefer, Hackett & Company, Dayton, Ohio, since 1978. She served as a Director of Towne from May 2002 through November 2002.	2002

BARRY M. DORSEY, Ed.D., 64, Executive Director of New College Institute in Martinsville, Virginia. He served as President of the University of Rio Grande and Rio Grande Community College from July 1991 to January 2006. Mr. Dorsey served as Associate Director from July 1980 to July 1990 and as Deputy Director from July 1990 to June 1991 of the State Council for Higher Education for Virginia.	1995

DONALD R. SEIGNEUR, 55, Partner in the public accounting firm of Whited, Seigneur, Sams & Rahe, CPAs, Chillicothe, Ohio, since 1979.	1995

WILLIAM S. SIDERS , 59, President of Siders Investments since 2000. Mr. Siders is also a retired Chairman and a Director of Shriners Hospital for Children, Cincinnati Burns Hospital in Cincinnati, Ohio. He served as a Director of Towne from October 1999 through November 2002. He served as Chief Executive Officer and a Director of Blue Ash from 1982 until its acquisition in October 1999. He served in several positions with Hunter Savings Association from 1970 through 1982.	2001

H. GRANT STEPHENSON, 57, Partner in the law firm of Porter, Wright, Morris & Arthur LLP, Columbus, Ohio, since 1986.	1995

DONALD P. WOOD, 62, Chairman and Chief Executive Officer of Don Wood, Inc., Don Wood Ford Lincoln, Mercury, Inc., Don Wood Automotive, LLC, and other related automobile dealerships in Athens and Hocking counties, Ohio, since 1985. He has also served in several positions with BancOhio National Bank and Florida National Bank from 1969 to 1985.	2002

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

During 2006, the Board of Directors held four regularly scheduled meetings and one additional meeting. All of the incumbent directors and each nominee standing for re-election attended more than 75% of the regularly scheduled meetings and committee meetings for committees on which he or she served during the last fiscal year. In addition, the Board of Directors also regularly holds executive sessions of only those members of the Board of Directors who meet the current independence standards. Those members are Ms. Candice R. DeClark-Peace and Messrs. Barry M. Dorsey, Donald R. Seigneur, William S. Siders, H. Grant Stephenson, Neil S. Strawser and Donald P. Wood.

Each non-employee director received $1,000 per meeting attended as a director of the Corporation. Directors who are also employees received no additional compensation for service on the Board of Directors.

The Board of Directors has the following standing committees: Governance and Compensation Committee and Audit Committee.

The Governance and Compensation Committee (the “Committee”) makes recommendations to the Board of Directors of the Corporation (the “Board”) with respect to the compensation of the executive officers of the Corporation and with respect to the awards of stock-based compensation, develops and recommends to the Board a set of corporate principles applicable to the Corporation, reviews and recommends to the Board the appropriate structure and composition of the Board and of the Boards of each of the subsidiaries, and formulates, administers and oversees the Board’s Code of Ethics. The Committee has the duties of a nominating committee to identify and evaluate individuals qualified to serve on the Board, recommends director nominees for each of the boards of the Corporation’s subsidiaries to the Board and assumes responsibility for planning for the succession of directors. In so doing, the Committee recommends to the Board the size of the Board, as well as its membership mix and the process for the selection of independent directors, and makes similar recommendations for each of the boards of the Corporation’s subsidiaries. In addition, the Committee assumes the overall responsibility for periodic assessment of the Corporation’s governance program and assumes responsibility for the annual development and implementation of a plan for the evaluation of the Board and of each of the boards of the Corporation’s subsidiaries. The Committee is also responsible for the Chief Executive Officer’s performance evaluation and for management succession planning. The Committee assesses the appropriateness of shareholder proposals for inclusion in the proxy materials. The Board has adopted a written charter for the Committee. A copy of the Committee’s charter is attached as Appendix A to this proxy statement. The members of the Committee are Mr. Neil S. Strawser, who serves as Chairman, and Messrs. Barry M. Dorsey and H. Grant Stephenson, each of which meet the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers (the “NASD”) listing standards. John D. Kidd, Chairman of the Board and R. E. Coffman, Jr., Chief Executive Officer, attend all committee meetings as ex-officio members. The agenda for the meetings of the Compensation Committee is determined by its Chairman with the assistance of the Chairman of the Board. The Compensation Committee does not routinely meet in executive session, but when appropriate, the Committee has done so. The Chairman of the Compensation Committee orally reports the Committee’s recommendations after each meeting to the next meeting of the Board and minutes of the meetings of the Committee are distributed to each member of the Board at the next regular meeting of the Board following a Committee meeting. The Compensation Committee has authority under its charter to retain and terminate advisors and consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.

The Committee held four meetings during the last fiscal year, and all current members attended. The Committee completed a number of significant projects during the year. The Committee completed a review of the Committee’s charter and policies, as it does annually, and it reviewed compliance with policies governing director independence and meeting attendance in particular. The Committee undertook a review of the Board’s CEO and Board evaluation process and made certain modifications with respect thereto. The Committee undertook a review of the Corporation’s Shareholder Rights Plan and recommended the Board renew the plan with certain modifications. The Committee adopted a policy with respect to the conduct of meetings of outside directors, independent of inside directors and management. The Committee also adopted a Management Succession Policy regarding succession and executive coverage in the event of temporary or permanent absences of senior management officers. Committee members received $2,000 for attending each committee meeting with the exception of the Chairman of the Committee who received $2,625 for attending each meeting. The report of the Committee with respect to the year 2006 begins on page 10 herein.

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board. Functions of the Audit Committee include the engagement of the independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement of the Corporation, reviewing the scope and results of the procedures for internal auditing, reviewing the independence of the independent registered public accounting firm, conducting an appropriate review and approve all related party transactions for potential conflicts of interest, and similar functions. In its oversight role, the Audit Committee assures that management fulfills its responsibilities in preparing the financial statements. The Audit Committee reviews and discusses with the internal audit department, management and the Board such matters as accounting policies, internal controls and procedures for preparation of financial statements. The Board has adopted a revised written charter for the Audit Committee, which was attached to the 2005 Proxy Statement. The members of the Audit Committee are Mr. Donald R. Seigneur, who serves as Chairman, Ms. DeClark-Peace and Messrs. William S. Siders and Donald P. Wood. All members of the Audit Committee meet the independence standards of Rule 4200(a)(15) and the audit committee qualifications of Rule 4350(d)(2) of the NASD listing standards. The Board has determined that Ms. DeClark-Peace and Messrs. Seigneur, Siders and Wood each are audit committee financial experts for the Corporation and are independent as described in the preceding sentence. The Audit Committee held seven meetings during the last fiscal year, including three meetings with management and the independent registered public accounting firm to discuss the Corporation’s quarterly financial statements prior to the filing of its Quarterly Report on Forms 10-Q with the SEC. Each director serving on such committee received $1,000 per meeting attended in connection with the Quarterly Reports on Form 10-Q and $2,500 per meeting attended otherwise with the exception of the chairman of the committee who received $1,200 per meeting attended in connection with the Quarterly Reports on Form 10-Q and $3,100 per meeting attended otherwise. The report of the Audit Committee with respect to the year 2006 begins on page 30 herein.

Shareholders may communicate directly to the Board in writing by sending a letter to the Board at: Oak Hill Financial, Inc., ATTN: Board of Directors, P.O. Box 688, 14621 S.R. 93, Jackson, OH 45640. All communications directed to the Board will be received and processed by the Corporation’s Senor Risk Management Officer and will be transmitted to the Chairman of the Audit Committee without any editing or screening by the Senior Risk Management Officer.

EXECUTIVE OFFICERS

The officers of the Corporation are appointed annually by the Board and serve at the pleasure of the Board. In addition to John D. Kidd, Chairman of the Board, R. E. Coffman, Jr., President and Chief Executive Officer, and D. Bruce Knox, Chief Information Officer, the following persons are officers of the Corporation:

MILES R. ARMENTROUT, 50, has served as Executive Vice President and Chief Lending Officer of the Corporation since April 2005. He has served as Executive Vice President of Oak Hill since January 2005. In addition, Mr. Armentrout also served as Regional President of Oak Hill from December 2002 to December 2004. He served as Senior Vice President and Senior Lender of Towne from December 2001 to November 2002 and Vice President and Area Commercial Lender from May 2001 to November 2001. Prior to coming to Oak Hill, he served in various banking positions from April 1977 to April 2001.

SCOTT J. HINSCH, JR., 55, has served as Vice President of the Corporation since January 2002. Mr. Hinsch has served as Executive Vice President and Chief Retail Banking Officer of Oak Hill since November 2006. He served as President of Oak Hill from January 2005 through November 2006. He also served as Chief Executive Officer from January 2002 through December 2004. He served as Chief Operating Officer of Oak Hill from January 2001 to December 2001. From April 1999 to December 2000, he served as Executive Vice President and Branch Administrator of Oak Hill. Prior to coming to Oak Hill, he served as Regional President for the former Star Bank and as President of the former Commercial & Savings Bank, Gallipolis, Ohio.

DAVID G. RATZ, 49, has served as Chief Administrative Officer of the Corporation since January 2005 and Executive Vice President since January 2002. He served as Chief Operating Officer of the Corporation from January 2002 to December 2004. In addition, Mr. Ratz has served as Executive Vice President and Chief Administrative Officer of Oak Hill since January 2005. He served as Chief Administrative Officer of the Corporation from January 2000 to December 2001. He served as Vice President of the Corporation from October 1995 to December 1999. He served as Vice President of Oak Hill from October 1995 to February 1996, as Senior Vice President from February 1996 to June 1998, and as Executive Vice President from July 1998 to February 2000. From December 1986 to September 1995, he served as a marketing and human relations consultant to community banking organizations as Vice President of Young & Associates, Kent, Ohio.

DALE B. SHAFER, 38, has served as Interim Chief Financial Officer, Secretary and Treasurer of the Corporation and Oak Hill since December 2006. In addition, Mr. Shafer has served as Senior Vice President of Oak Hill since July 2005. Prior, he served as Director of Internal Audit of Oak Hill from April 2006 to November 2006. Prior to joining Oak Hill, he served as Senior Vice President of Accounting and Finance from July 2004 to May 2005 at Peoples Community Bank. He also served as a Senior Audit Manager in the financial services practice of Grant Thornton LLP in Cincinnati, Ohio from November 1993 to June 2004.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

The following information provides discussion, analysis and data tables regarding the compensation of our named executive officers (“Named Executive Officers” or “NEOs”), who are those officers listed in our Summary Compensation Table on page 14.

Overview of Compensation Program

Our Board of Directors has delegated to its Governance and Compensation Committee (the “Committee”) responsibility for the administration of our executive compensation program and evaluation and compensation of our Chief Executive Officer. The Committee is composed entirely of non-employee directors of our Corporation: H. Grant Stephenson, Barry M. Dorsey and Neil S. Strawser, who is Chairman.

Composition and Philosophy of the Committee

In general, our philosophy is to attract and retain qualified executives, reward current and past individual performance, provide short-term and long-term incentives for superior future performance, and relate total compensation to individual performance and performance of our Corporation. The Committee’s preferred compensation policy is to set base pay at the middle of the comparable market ranges, establish performance-based annual cash bonus opportunities, and grant significant option or other stock-based positions to key employees to provide greater long-term incentives.

Role of Executive Officers in Compensation

As part of its administration of the executive compensation program, the Committee has the authority and responsibility to determine and administer our officer compensation policies, to review the salaries of executive officers, to approve bonus awards to executive officers, to approve awards to executive officers and other key employees under our 2004 Stock Incentive Plan and to approve other executive compensation. In completing its assignments, the Committee considers the recommendations of the Chief Executive Officer who annually reviews the performance of each executive, and the recommendations of the Chairman of the Board who reviews, in particular, the performance of the Chief Executive Officer. The conclusions of the Committee with respect to salary adjustments, annual awards and equity-based compensation are summarized and presented to the Board of Directors and are subject to approval of the Board of Directors.

Design and Implementation of the Executive Compensation Program

Our executive compensation program is designed to enable us to attract, motivate and retain top quality executive officers by providing a fully competitive and comprehensive compensation package. It provides for competitive base salaries that reflect individual performance as well as variable incentive awards in cash for the achievement of financial performance goals established by Committee and approved by the Board of Directors. The Committee is responsible for the establishment of the base salaries of our executive officers, as well as the administration of the annual non-equity incentive compensation program. In addition, long-term stock-based incentive awards may be granted to strengthen the mutuality of interest between the executive officers and our shareholders and to motivate and reward the achievement of important long-term performance objectives of our Corporation. The Committee is responsible for the award level and administration of the stock based incentive program for executive officers, as well as for recommendations regarding other executive benefits and plans, all of which are subject to approval by the Board of Directors.

The Committee reviewed our executive compensation program and compared it with similar programs of banking corporations that shared common traits with us (such as market capitalization, asset size and geographic location). As an overall evaluation tool in determining levels of compensation for our Chief Executive Officer and other executive officers, the Committee customarily reviews the compensation policies of other banking companies, as well as published surveys of salaries in the financial industry, which are provided by management. For benchmarking purposes, our management routinely studies a group of public financial service companies with asset sizes between $1 billion and $2 billon which are located in Ohio and the contiguous states. These companies are:

•	Republic First Bancorp, Inc.,	•	Horizon Bancorp,	•	Lakeland Financial Corporation,
•	Leesport Financial Corp.,	•	Summit Financial Group, Inc.,	•	Parkvale Financial Corporation,
•	Camco Financial Corporation,	•	CFS Bancorp, Inc.,	•	Pennsylvania Commerce Bancorp, Inc.,
•	Porter Bancorp, Inc.,	•	S.Y. Bancorp, Inc.,	•	Peoples Bancorp Inc., and
•	Bank of Kentucky Financial Corporation,	•	First Defiance Financial Corp.,	•	ESB Financial Corporation.
•	Firstbank Corporation,	•	Omega Financial Corporation,
•	Citizens & North Corporation,	•	Farmers Capital Bank Corporation,

In connection with its compensation review, the Committee reviewed the comparative financial performance of these companies and our Corporation. In 2006, the Committee also obtained and reviewed general compensation studies of mid-western banking organizations which were prepared by trade organizations, accounting and consulting firms, and other employee benefit consultants. Based on its review of these materials, the Committee believes our executive compensation program is reasonable and not excessive, and is typical of these peer companies.

Components of Executive Officer Compensation

For 2006, the executive compensation program for our Named Executive Officers consisted of four primary components:

•	a base salary;
•	incentive compensation;
•	executive benefits, such as insurance and retirement benefits; and
•	benefits which are generally available to all employees.

In addition, Mr. Shafer also received a bonus in connection with his agreement in 2006 to serve on an interim basis as Chief Financial Officer. These components are discussed in detail below.

Base Salary. We employ a salary review program in which the review is conducted in January with salary increases for the twelve month period beginning February 1 of each calendar year. The salaries and performance reviews are determined primarily by examining the individual executive officer’s level of responsibility for his position, comparing that position to similar positions within our Corporation, and comparing the officer’s salary with salaries detailed in the salary surveys for executives with similar experience and responsibilities outside of our Corporation. The performance of our executive officers is reviewed during the Committee’s final meeting in December of each calendar year.

Significant weight is given to the views of our management regarding whether a executive officer has succeeded in achieving the annual performance goals established for each executive by the Chief Executive Officer with input from each executive officer. The nature of these goals differs, depending upon each officer’s job responsibilities. Goals are both qualitative in nature-such as the development and retention of key personnel, the quality of products and services, and management effectiveness-and quantitative in nature, such as sales and revenue goals and cost containment.

Each executive officer’s base salary is then established by the Committee with management’s input, taking into account the items listed above as well as our overall performance during the preceding year. The Committee does not place a specific value on any of the above-listed factors. The base salary is subject to approval by the Board of Directors.

Bonus. We do not typically award discretionary bonuses; however, in 2006, the Committee approved a cash bonus for Mr. Shafer of $4,000 in connection with his agreement to serve as Interim Chief Financial Officer.

Incentive Compensation. Under our executive compensation program, our NEOs are eligible to earn both non-equity and equity incentive compensation, which elements are described more fully below. The Committee has not established particular target percentages of total compensation that should be non-equity and equity incentive compensation.

Non-Equity Incentive Compensation. The Committee’s policy for non-equity incentive compensation is to reward the achievement of financial objectives at the beginning of each year. Each year, in consultation with management, the Committee establishes a non-equity incentive plan for executive officers for performance based upon a targeted increase of net operating income of our Corporation. The Committee also considers other factors related to the individual performance of each executive officer. In 2006, the program was named the 2006 Executive Incentive Plan (the “2006 Plan.”) All incentive bonus awards under the 2006 plan were to be paid in cash. In addition, for Messrs. Coffman, Copher, Knox and Ratz, payment of non-equity incentive compensation from the 2006 Plan was subject to the following additional conditions: (i) net operating income does not include non-operating gains and losses, but includes all securities gains and losses; (ii) for payout, the consolidated Allowance for Loan and Lease Losses at year end must be equal to or less than the target set in connection with the inception of the 2006 Plan; and (iii) any payouts are reduced by (x) 5% if the ratio of non-performing loans is between 1.00% and 1.09%, 15% if such ratio is between 1.10% and 1.19%; and 20% if such ratio is greater than 1.19%. There were no bonuses earned under the 2006 Plan based upon our 2006 financial performance, which failed to meet the targeted increase in net operating income.

Equity Incentive Compensation. Equity incentive compensation is awarded under our 2004 Stock Incentive Plan, whose purpose is to provide long-term incentives to key employees and to motivate our key employees to improve our performance and thereby increase our common stock price. Stock options and restricted stock grants may be awarded under the 2004 Stock Incentive Plan. Options are awarded at the closing price for our Common Stock on the grant date. Awards are granted by the Committee with the input of management; however, no awards were made during 2006.

Executive Benefits. We provide our NEOs with certain perquisites and other personal benefits that the Committee believes are reasonable and consistent with our overall compensation program to better enable us to attract and retain qualified individuals. These benefits include the use of company automobiles, financial planning assistance, and relocation benefits. The attributed costs of the personal benefits for the NEOs for the fiscal year ending December 31, 2006 are shown in the table on page 16. Based on its review of peer companies and other reports of executive compensation, the Committee believes the costs attributed to perquisites and other personal benefits are reasonable and not excessive.

Benefits Generally Available to All Employees. We offer our employees, including our NEOs, a comprehensive benefits program. This program is designed to provide the employees and their families with competitive coverage at competitive rates. We provide the employees with medical and pharmacy benefits to help protect the physical, mental and financial health of our employees and their immediate families.

Ownership Guidelines

To align the interest of executive officers and the interest of stockholders, we have adopted a Policy Establishing Guidelines for Stock Ownership in our Corporation. Under the policy, executive officers are encouraged to acquire shares of our Corporation worth $100,000 within the first five years of becoming an executive officer. The ownership may include the in-the-money value of stock options granted under our stock incentive plans, restricted stock granted under our stock incentive plans and shares held for the individual in our retirement plan. Ownership may also include shares held by an individual’s spouse or children or in trust.

Determination of the Chief Executive Officer’s Compensation for 2007

Mr. Coffman’s base salary for 2007 was determined by the Committee (and subsequently approved by our Board of Directors) through an assessment of several areas, including our financial results, the financial results in comparison with peer companies and his overall performance as our leader. In determining his compensation, the Committee gave equal weight to our financial results as compared with peer companies and overall performance as a leader. In addition to these factors, the Committee also reviewed information to determine if there were any overall trends in the financial services industry regarding compensation of chief executive officers that would suggest further adjustments to the amounts to be paid to Mr. Coffman. Based on information provided by management, the Committee believes Mr. Coffman’s compensation is below the median compensation typical of peer companies. Based on these factors, the Committee established Mr. Coffman’s annual base salary for 2007 at $255,000, an approximate 10.9% increase from his previous base salary.

Deductibility of Executive Compensation

The Committee has reviewed the qualifying compensation regulations issued by the Treasury Department under Code Section 162(m) which provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to a covered employee if the remuneration paid to the employee exceeds $1.0 million for the applicable taxable year, unless certain conditions are met. Currently, remuneration is not expected to exceed the $1.0 million base for any employee. Therefore deductibility of, compensation should not be affected by the qualifying compensation regulations.

Compensation Committee Report

The foregoing Compensation Discussion and Analysis has been reviewed and discussed by the Committee with management as required by Item 407(e)(5) of Regulation S-K and based upon such review and discussion, the Committee has respectfully submitted this Compensation Discussion and Analysis to the Board of Directors to be included in this Proxy Statement and incorporated by reference into the Corporation’s Annual Report on Form 10-K.

Neil S. Strawser, Chairman
Barry M. Dorsey
H. Grant Stephenson

The following Summary Compensation Table sets forth the compensation paid during the last completed fiscal year by the Corporation and its subsidiaries to the Corporation’s NEOs. Also included in the table is one individual who served as an executive officer during the year but did not serve as an executive officer at the end of the fiscal year.

SUMMARY COMPENSTION TABLE - 2006
						Change in Pension Value and
						Non-equity	Non-qualified Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)(1)	Awards ($)	Compensation ($)	Earnings ($)	Compensation ($)	Total ($)

R. E. Coffman, Jr.	2006	227,125	−	17,108	−	−	−	40,120	284,353
President, Chief Executive
and Director

Dale B. Shafer	2006	107,297	4,000	−	−	−	−	3,800	115,097
Interim Chief Financial Officer,
Secretary and Treasurer (2)

Scott J. Hinsch, Jr.	2006	181,500	−	8,427	−	−	−	12,955	202,882
Vice President

John D. Kidd	2006	153,750	−	−	−	−	−	34,816	188,566
Chairman and Director

D. Bruce Knox	2006	152,250	−	−	−	−	−	5,393	157,643
Executive Vice President,
Chief Information Officer
and Director

David G. Ratz	2006	152,250	−	−	−	−	−	5,393	157,643
Executive Vice President and
Chief Administrative Officer

SUMMARY COMPENSATION TABLE - 2006 (continued)

Change in Pension Value and
						Non-equity	Non-qualified Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)(1)	Awards ($)	Compensation ($)	Earnings ($)	Compensation ($)	Total ($)

Ron J. Copher (2)	2006	158,260	−	−	−	−	−	5,574	163,834

(1)
Includes the value of 830 restricted stock awards granted to each Mr. Coffman and Mr. Hinsch on December 11, 2003 that vested in 2006 and the value of 233 restricted stock awards granted to Mr. Coffman on December 21, 2004 that vested in 2006. The value of restricted stock is equal to the compensation cost recognized during 2006 for financial statement purposes in accordance with Statement of Financial Accounting Standards No. 123(R), except no assumption for forfeitures were included.

(2)
Mr. Copher resigned his employment with the Corporation effective December 15, 2006. Mr. Shafer assumed the Chief Financial Officer position on an interim basis effective with Mr. Copher’s resignation.

The following table details the “All Other Compensation” column presented in the Summary Compensation Table paid during the last completed fiscal year by the Corporation and its subsidiaries to the Corporation’s NEOs.

ALL OTHER COMPENSATION TABLE - 2006

		Perquisites			Company		Change
		and Other			Contributions	Severance	in Control
		Personal	Tax	Insurance	to Retirement and	Payments /	Payments /
Name	Year	Benefits ($)	Reimbursements ($)	Premiums ($)	401(k) Plans ($)	Accruals ($)	Accruals ($)	Total ($)

R. E. Coffman, Jr.	2006	29,409	3,970	900	5,841	-	-	40,120

Dale. B. Shafer	2006	-	-	581	3,219	-	-	3,800

Scott J. Hinsch. Jr.	2006	4,892	1,718	900	5,445	-	-	12,955

John D. Kidd	2006	24,915	4,779	509	4,613	-	-	34,816

D. Bruce Knox	2006	-	-	826	4,567	-	-	5,393

David G. Ratz	2006	-	-	826	4,567	-	-	5,393

Ron J. Copher	2006	-	-	826	4,748	-	-	5,574

The following table details the “Perquisites and Other Personal Benefits” column presented in the All Other Compensation Table paid during the last completed fiscal year by the Corporation and its subsidiaries to the Corporation’s NEOs.

PERQUISITES AND OTHER PERSONAL BENEFITS TABLE - 2006

Personal Use of  Financial Planning /  Dividends on Total Perquisites and

		Personal Use of	Financial Planning /	Dividends on	Total Perquisites and
Name	Year	Company Car ($)	Legal Fees ($)	Restricted Stock ($) (1)	Other Personal Benefits ($)

R. E. Coffman, Jr.	2006	7,372	20,000	2,037	29,409

Dale B. Shafer	2006	-	-	-	-

Scott J. Hinsch, Jr.	2006	3,190	-	1,702	4,892

John D. Kidd	2006	8,875	16,040	-	24,915

D. Bruce Knox	2006	-	-	-	-

David G. Ratz	2006	-	-	-	-

Ron J. Copher	2006	-	-	-	-

(1)	Amount reflects dividends that were paid on restricted shares at vesting, which dividends were not incorporated into the Corporation’s grant date fair value calculation of such restricted stock award.

The following Grants of Plan-Based Awards Table sets forth the awards granted under the Corporation’s 2004 Stock Incentive Plan and the Corporation’s 2006 Executive Incentive Plan during the last completed fiscal year by the Corporation and its subsidiaries to the Corporation’s NEOs.

GRANTS OF PLAN-BASED AWARDS TABLE - 2006
										Exercise or
										Base Price
		Estimated Future Payouts Under			Estimated Future Payouts Under			All Other	All Other	of Option
		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards			Stock	Option	Awards
Name	Date	Threshold (S)	Target ($)	Maximum ($) (2)	Threshold ($)	Target ($)	Maximum ($)	Awards (#)	Awards (#)	(Price/Sh)

R. E. Coffman, Jr.	N/A	$2,500	$61,500	N/A	-	-	-	-	-	-

Dale B. Shafer	N/A			N/A	-	-	-	-	-	-

Scott J. Hinsch, Jr.	N/A	$2,000	$49,200	N/A	-	-	-	-	-	-

D. Bruce Knox	N/A	$1,600	$39,400	N/A	-	-	-	-	-	-

David G. Ratz	N/A	$1,600	$39,400	N/A	-	-	-	-	-	-

Ron J. Copher	N/A	$1,600	$39,400	N/A	-	-	-	-	-	-

(1) No payouts were received by the NEOs as part of the Corporation’s 2006 Executive Incentive Plan during the last completed fiscal year.
(2) There is no cap on the maximum payout under the Corporation’s 2006 Executive Incentive Plan.

The following table shows the outstanding equity awards at the end of the last fiscal year for the Corporation’s NEOs.

OUTSTANDING EQUITY AWARDS TABLE - 2006
	Option Awards					Stock Awards
									Equity
								Equity	Incentive
			Equity					Incentive	Plan Awards:
			Incentive					Plan Awards:	Market or
			Plan Awards:				Market	Number of	Payout Value
	Number of	Number of	Number of			Number of	Value of	Unearned	of Unearned
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Rights That	Rights That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable (1)	Unexercisable (2)	Options (#)	Price ($)	Date	Vested (#) (3)	Vested ($) (4)	Vested (#)	Vested ($)

R. E. Coffman Jr.	5,500	-	-	17.2500	10/13/08	-	-	-	-
	6,000	-	-	16.4375	12/15/09	-	-	-	-
	4,900	-	-	15.0500	12/27/11	-	-	-	-
	1,600	-	-	30.4600	12/16/13	-	-	-	-
	10,000	-	-	37.2050	12/21/14	-	-	-	-
	-	-	-	-	-	234	6,557	-	-

Dale B. Shafer	-	3,000	-	28.6800	08/10/15	-	-	-	-
	-	-	-	-	-	1,000	28,020	-	-

Scott J. Hinsch, Jr.	5,000	-	-	14.7500	12/28/10	-	-	-	-
	1,600	-	-	30.4600	12/16/13	-	-	-	-
	4,000	-	-	37.2050	12/21/14	-	-	-	-
				-	-	-	-	-	-
John D. Kidd	1,600	-	-	30.4600	12/16/13	-	-	-	-
	3,000	-	-	37.2050	12/21/14	-	-	-	-

OUTSTANDING EQUITY AWARDS TABLE - 2006 (continued)

Option Awards Stock Awards

	Option Awards					Stock Awards

									Equity
								Equity	Incentive
			Equity					Incentive	Plan Awards:
			Incentive					Plan Awards:	Market or
			Plan Awards:				Market	Number of	Payout Value
	Number of	Number of	Number of			Number of	Value of	Unearned	of Unearned
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Rights That	Rights That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable (1)	Unexercisable (2)	Options (#)	Price ($)	Date	Vested (#) (3)	Vested ($) (4)	Vested (#)	Vested ($)

D. Bruce Knox	22,183	-	-	15.6000	10/01/07	-	-	-	-
	6,250	-	-	16.6250	10/01/08	-	-	-	-
	3,125	-	-	17.6250	10/01/09	-	-	-	-
	5,000	-	-	14.7500	12/28/10	-	-	-	-
	4,500	-	-	15.0500	12/27/11	-	-	-	-
	1,500	-	-	30.4600	12/16/13	-	-	-	-
	3,000	-	-	37.2050	12/21/14	-	-	-	-

David G. Ratz	6,250	-	-	18.0500	12/15/07	-	-	-	-
	5,500	-	-	17.2500	10/13/08	-	-	-	-
	5,500	-	-	16.4375	12/15/09	-	-	-	-
	5,000	-	-	14.7500	12/28/10	-	-	-	-
	4,500	-	-	15.0500	12/27/11	-	-	-	-
	1,500	-	-	30.4600	12/16/13	-	-	-	-
	3,000	-	-	37.2050	12/21/14	-	-	-	-

Ron J. Copher	15,000	-	-	18.0000	03/15/07	-	-	-	-
	2,750	-	-	16.4375	03/15/07	-	-	-	-
	1,000	-	-	14.7500	03/15/07	-	-	-	-
	4,500	-	-	15.0500	03/15/07	-	-	-	-
	1,500	-	-	30.4600	03/15/07	-	-	-	-
	3,000	-	-	37.2050	01/15/07	-	-	-	-

(1)	All of the options vested before December 31, 2006.

(2)	Mr. Shafer’s options vest one-third per year on August 10, 2007, 2008, and 2009.
(3)
Mr. Coffman received an award of 700 shares of restricted stock on December 21, 2004, valued at $37.205 per share, based upon the average of the closing bid and ask of the Corporation’s common stock as of the preceding business day. The award is subject to a three-year graduated vesting schedule and becomes fully vested on the third anniversary date of the award. Mr. Shafer received an award of 1,000 shares of restricted stock on August 11, 2005, valued at $28.68 per share, based upon the average of the closing bid and ask of the Corporation’s common stock as of the preceding business day. The award is subject to three year cliff vesting and becomes fully vested on the third anniversary date of the award.

(4)	Based on the $28.02 fair market value of the Corporation’s common stock at December 31, 2006.

The following table shows the aggregate option exercises and shares acquired on vesting for the Corporation’s NEOs.

OPTIONS EXERCISED AND STOCK VESTED TABLE - 2006

	Option Awards		Stock Awards

	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized	Acquired on	Realized
Name	Exercise (#)	on Exercise ($) (1)	Vesting (#)	on Vesting ($) (2)

R. E. Coffman, Jr.	-	-	1,063	30,875

Dale B. Shafer	-	-	-	-

Scott J. Hinsch, Jr.	-	-	830	23,929

John D. Kidd	7,000	79,940	-	-

D. Bruce Knox	-	-	-	-

David G. Ratz	2,000	41,180	-	-

Ron J. Copher	-	-	-	-

(1)
The value realized on exercise was determined by the difference between the closing price of the Corporation’s common stock on the day of exercise and the option strike price. Mr. Kidd exercised options on April 13, 2006 with the difference between the closing price of the Corporation’s common stock and the strike price of the options equal to $11.42. Mr. Ratz exercised options on March 21, 2006 with the difference between the closing price of the Corporation’s common stock and the strike price of the options equal to $20.59.

(2)
Mr. Coffman and Mr. Hinsch each acquired 830 shares on December 11, 2006. In addition, Mr. Coffman acquired 233 shares on December 21, 2006. The value realized on vesting was determined by the closing price of the Corporation’s common stock which was $28.83 and $28.91 on December 11, 2006 and December 21, 2006, respectively.

Employment Contracts and Change in Control Agreements

Employment Agreement with Mr. Coffman

On December 20, 2005, the Corporation entered into an Employment Agreement with Ralph E. Coffman, Jr. (the “Employment Agreement”). The Employment Agreement is for a term of two years, commencing on January 1, 2006 and ending on December 31, 2007. The term of the Employment Agreement will be extended for one day each day until the Board of Directors of the Corporation elects not to extend the term of the Employment Agreement by giving written notice to Mr. Coffman. Mr. Coffman will continue to serve as the Corporation’s President and Chief Executive Officer and as the President and Chief Executive Officer of Oak Hill Banks, a wholly-owned subsidiary of the Corporation. Mr. Coffman receives an annual base salary, which will be reviewed at least annually in accordance with the procedures adopted for such purpose by the Board of Directors of the Corporation. In addition, Mr. Coffman will be eligible to receive bonuses and awards under the Corporation’s stock incentive plan. Mr. Coffman is subject to non-competition and non-solicitation obligations during the term of his employment.

In the event of termination of Mr. Coffman’s employment (i) as a consequence of death or permanent disability, (ii) by the Corporation without cause, as defined in the agreement, or (iii) after a change in control, as defined below, the Corporation shall pay to Mr. Coffman, his beneficiary or his estate, the salary that would have been paid to Mr. Coffman for the remaining term of the Employment Agreement, a pro rata portion of the bonus applicable to the fiscal year in which such termination occurs, the value of any stock option or related rights granted to Mr. Coffman, but not exercisable, as of the date of such termination, the value of restricted stock awards or related rights which have been granted to Mr. Coffman subject to certain conditions in the Employment Agreement, and all other perquisites and benefits that Mr. Coffman is entitled to for the remaining term of the Employment Agreement had it not been terminated.

In the event of termination of Mr. Coffman’s employment by the Corporation for cause (as defined below), Mr. Coffman will not be entitled to further compensation or other benefits under the Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned up to and including the effective date of such termination. In the event of termination of Mr. Coffman’s employment by the Corporation for cause or as a result of a change in control, Mr. Coffman will be subject to non-competition and non-solicitation obligations for a period of at least two years following such termination (the “Restricted Period”). The Restricted Period shall continue for so long as payments are made by the Corporation to Mr. Coffman and for a period of six months thereafter.

For purposes of Mr. Coffman’s Employment Agreement the term “cause” means:

•
the commission by Mr. Coffman of a felony or an intentional act of misconduct, moral turpitude, fraud, embezzlement, or theft in connection with Mr. Coffman’s duties or in the course of his employment with the Corporation, and the Board of Directors shall have determined that such act is harmful to the Corporation. For this purpose, an act or failure to act on the part of Mr. Coffman shall be deemed “intentional” only if done or omitted to be done by Mr. Coffman not in good faith and without reasonable belief that his action or omission was in the best interest of the Corporation;

•
the Corporation shall have been ordered or directed by any federal or state regulatory agency with jurisdiction to terminate or suspend Mr. Coffman’s employment and such order or directive has not been vacated or reversed upon appeal; or

•
after being notified by the Board of Directors to cease any particular competitive activity, Mr. Coffman shall have continued such competitive activity and the Board of Directors shall have determined that such act is harmful to the Corporation. The term “competitive activity” shall mean Mr. Coffman’s participation in the management of any financial services enterprise if such enterprise engages in competition with the Corporation in a county in which the Corporation has an office. If a Change in Control has occurred prior to the time when Mr. Coffman’s participation in the management of another enterprise is in question, the geographic scope of the Corporation’s business activities, including a county-by-county review of its deposit market share, shall be limited to the areas in which the Executive was doing business prior to the Change in Control. “Competitive activity” will not include the mere ownership of publicly-traded securities in any such enterprise and the exercise of rights appurtenant thereto.

For purposes of Mr. Coffman’s Employment Agreement the term “change in control” generally means the occurrence of any of the following:

•
an person, other than the Corporation or any person who as of the date of the Employment Agreement is a director or officer of the Corporation, becomes the beneficial owner, directly or indirectly, of securities representing 25% or more of the combined voting power of the Corporation’s then outstanding securities;

•
the Corporation files a report or proxy statement disclosing in response to Form 8-K or Schedule 14A that a change in control of the Corporation has occurred or will occur in the future pursuant to any then existing contract or transaction;

•
individuals who, as of the date of the Employment Agreement, constitute the Board of Directors of the Corporation (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided, however that any individual becoming a director subsequent to the date of the Employment Agreement whose election, or nomination for election, was approved by a vote of at least a majority of the directors comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of actual or threatened solicitation of proxies or consent by or on behalf of a person of then than the Incumbent Board; or

•	any of the following occurs:

•
a merger of consolidation of the Corporation, other than a merger or consolidation in which the voting securities of the Corporation immediately prior to the merger or consolidation continue to represent 45% or more of the combined voting power of the Corporation or surviving entity immediately after the merger or consolidation with another entity;

•
a sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Corporation which includes the sale of assets or earning power aggregating more than 50% of the assets or earning power of the Corporation on a consolidated basis;

•	a liquidation or dissolution of the Corporation;
•	a reorganization, reverse stock split, or recapitalization of the Corporation which would result in any of the foregoing; or
•	a transaction or series of related transactions having, directly or indirectly, the same effect as of the foregoing; or

•	any uncured material adverse modification or diminution of Mr. Coffman’s duties or diminution of Mr. Coffman’s authority title or office without cause.

In the event of termination of Mr. Coffman’s employment by Mr. Coffman, the Corporation may, in its sole discretion, elect to make salary payments, but the Corporation does not have an obligation to pay any compensation or benefits of any kind other than the salary that has accrued but not paid up to and including the date of termination, and any bonus accrued but not paid for fiscal years that have been completed as of the date of termination. In the event that the Corporation makes a payment, in the nature of compensation to Mr. Coffman that is subject to an excise tax, the Corporation shall pay Mr. Coffman an amount such that after Mr. Coffman pays all taxes and excise tax imposed on the gross-up payment, the participant retains an amount of the gross-up payment equal to the excise tax imposed on the payment or distribution made by the Corporation. In the event that Mr. Coffman terminates his employment with the Corporation and the Corporation continues to pay Mr. Coffman his salary, in at least monthly installments and net of all tax and other withholding obligations of the Corporation, at the level of salary paid to Mr. Coffman immediately prior to the effective date of the termination, Mr. Coffman will be subject to non-competition and non-solicitation obligations during the Restricted Period and the Restricted Period will continue for two (2) years from the last day of the last month for which a salary payment is made. In the event that Mr. Coffman terminates his employment with the Corporation and the Corporation does not continue to pay Mr. Coffman his salary, the non-competition and non-solicitation obligations of Mr. Coffman shall cease after the Restricted Period.

The following table summarizes potential payments to Mr. Coffman upon a termination under the Employment Agreement. Estimates are used where it is not possible to give a precise dollar amount for the potential payments. The estimates assume that the triggering event took place on December 31, 2006, the last day of the Corporation’s prior fiscal year. For purposes of valuing the Corporation’s common stock on December 31, 2006, we have used the Corporation’s closing stock price of $28.02 on December 29, 2006, the last trading date prior to December 31, 2006. In the tables below, we have assumed that all accrued base salary has been paid as of termination date and that no excise taxes would be payable.

POTENTIAL PAYOUT TO MR. COFFMAN
	Termination as a
	Consequence of
	Death or	Termination by	Termination
Benefits and Payments to Mr. Coffman	Permanent	Corporation	after a Change in	Voluntary
Upon Termination(1)	Disability ($)	without Cause ($)	Control ($)	Termination ($)

Compensation:

Base salary (severance payment)	510,000	510,000	510,000	510,000(2)
Incentive compensation (accrued but unpaid)	-	-	-	-
Value of unvested stock options	-	-	-	-
Value of unvested restricted stock	6,557	6,557	6,557	-

Benefits:

Health insurance	10,500	10,500	10,500	-
Insurance premiums	1,800	1,800	1,800	-
Tax reimbursements	8,000	8,000	8,000	-
Company car	15,000	15,000	15,000	-
Financial planning/legal fees	40,000	40,000	40,000	-

Total value	591,857	591,857	591,857	510,000

(1)	Unless otherwise provided, all payments are made payable in monthly installments over two years.
(2)	At the election of the Corporation.

Key Executive Change of Control Plan

On December 20, 2005, the Board of Directors of the Corporation approved and adopted the Oak Hill Financial, Inc. Key Executive Change of Control Plan (the “Plan”). The purpose of the Plan is to provide severance and other benefits to designated key executives of the Corporation and its subsidiaries in the event that any of their employments terminate for specified reasons within one year following a “change of control” of the Corporation, which is generally defined in the same manner as in Mr. Coffman’s Employment Agreement, which is discussed above, except (i) there is no change in control upon any uncured material adverse modification or diminution of an executive’s duties or diminution of an executive’s authority title or office and (ii) the sale of assets or earning power aggregating more than 45% of the assets or power of the Corporation constitutes a change in control. The key executives participating in the Plan are appointed by the Corporation’s Chief Executive Officer annually and confirmed by an annual election of the Governance and Compensation Committee of the Corporation’s Board of Directors. The Named Executive Officers participating in the Plan during 2006 are Messrs. Hinsch, Knox and Ratz.

A participant in the Plan will be entitled to severance and other benefits under the Plan if the participant’s employment with the Corporation and all of its subsidiaries terminates for any reason other than “cause,” death or disability within one year following a change of control. “Cause” means the willful and continued failure of the executive to perform his or her duties or the willful engaging by the executive in illegal conduct or gross misconduct materially injurious to the Corporation. In addition, a participant in the Plan will be entitled to severance and other benefits under the Plan if the participant resigns for “good reason” within one year following the change of control. “Good reason” means (i) a material diminution in the participant’s position, authority, duties or responsibilities, (ii) a material reduction in the participant’s annual salary and incentive compensation or material adverse change in employee benefits, (iii) requiring the participant to be based at an office or location more than 125 miles from the location where the participant was based immediately before the change in control, or (iv) failure of the Corporation to require any successor Corporation to comply with the Plan.

If the participant’s employment so terminates, the Corporation will pay the participant in twelve equal monthly payments consisting of, an amount equal to the participant’s annual salary, any unpaid salary, earned unused vacation pay, the value of any stock option or related rights which as of the date of termination have been granted to participant, but are not exercisable by participant, and the value of any restricted stock awards or related rights which have been granted to participant, but in which participant does not have a non-forfeitable or fully vested interest as of the date of termination. Such payment amounts may also be grossed-up if they would be subject to any excise tax on excess parachute payments under certain circumstances.

In order for the key executives to participate in the Plan, they must enter into an agreement with the Corporation under which they agree to:

•	reasonably assist the Corporation with any transition issues that arise from the participant’s employment;
•	not use or disclose any proprietary or confidential information;
•	not make any public statements related to the Corporation, its management, customers or employees without the prior written consent of the Corporation;
•	not make any public statements related to the Corporation, its management, customers or employees without the prior written consent of the Corporation; and
•	provide the Corporation with a release of claims against the Corporation for matters related to the participant’s employment with the Corporation.

The following table summarizes potential payments to Messrs. Hinsch, Knox and Ratz upon termination of employment on or after a Change in Control as described above. Estimates are used where it is not possible to give a precise dollar amount for the potential payments. The estimates assume that the triggering event took place on December 31, 2006, the last day of the Corporation’s prior fiscal year and that no excise taxes would be payable.

POTENTIAL PAYOUTS UNDER KEY EXECUTIVE CHANGE OF CONTROL PLAN

		Value of	Value of
	Severance	Unvested Stock	Unvested Restricted	Unused
Name	(Base Salary) ($)	Options ($)	Stock ($)	Vacation Pay ($)	Total ($)

Scott J. Hinsch, Jr.	181,500	-	-	-	181,500

D. Bruce Knox	152,500	-	-	-	152,500

David G. Ratz	152,500	-	-	-	152,500

(1)	Payable in twelve monthly installments.

The following table presents the compensation paid to the Corporation’s directors for the last completed fiscal year.

DIRECTOR COMPENSATION TABLE - 2006

					Change
					in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash ($)	Awards ($)	Awards ($) (1)	Compensation ($)	Earnings ($)	Compensation ($)	Total ($)

Candice R. DeClark-Peace (2)	27,000	-	-	-	-	-	27,000

Barry M. Dorsey, Ed.D.	12,000	-	-	-	-	-	12,000

Donald R. Seigneur	33,000	-	-	-	-	-	33,000

William S. Siders	30,000	-	-	-	-	-	30,000

H. Grant Stephenson (2)	25,000	-	-	-	-	-	25,000

Neil S. Strawser	27,500	-	-	-	-	-	27,500

Donald P. Wood (2)	30,000	-	-	-	-	-	30,000

(1)
The directors had the following number of stock options outstanding at December 31, 2006: Ms. DeClark-Peace - 3,000; Mr. Dorsey - 15,750; Mr. Seigneur - 15,000; Mr. Siders - 5,000; Mr. Stephenson - 18,750; Mr. Strawser - 3,000; and Mr. Wood - 2,000.

(2)
Ms. DeClark-Peace and Messrs. Stephenson and Wood participate in the Corporation’s Non-Employee Director Deferred Compensation Plan. The directors participating receive their directors’ fees as follows: Ms. DeClark-Peace - 50% cash and 50% shares; Mr. Stephenson - 100% shares; and Mr. Wood - 100% shares. At December 31, 2006, the participating directors had the right to acquire the following shares upon termination of their service as director under the Corporation’s Non-Employee Director Deferred Compensation Plan: Ms. DeClark-Peace - 952; Mr. Stephenson - 1,650; and Mr. Wood - 2,007.

Oak Hill Financial, Inc. Non-Employee Director Deferred Compensation Plan

On December 20, 2005, the Board of Directors of the Corporation approved and adopted the Oak Hill Financial, Inc. Non-Employee Director Deferred Compensation Plan (the “Deferred Compensation Plan”). The purpose of the Deferred Compensation Plan is to promote the interests of the Corporation, Oak Hill and its affiliates, and the Corporation’s stockholders by increasing the interests of non-employee directors in the growth and performance of the Corporation by granting such directors stock awards and the opportunity to defer all or a portion of such stock awards. The material terms of the Deferred Compensation Plan are provided as follows:

•
The Board of Directors of the Corporation shall administer and interpret the Deferred Compensation Plan. The Deferred Compensation Plan, however, shall be interpreted in accordance with Section 409A of the Internal Revenue Code, administered in accordance with Section 409A of the Internal Revenue Code, and deemed to be modified to comply with Section 409A of the Internal Revenue Code to the maximum extent necessary to bring the provisions of this Plan into compliance with the rules of Section 409A of the Internal Revenue Code.

•	The Board of Directors of the Corporation shall have the authority to select non-employee directors to participate in the Deferred Compensation Plan.

•
A director may elect to have his or her director fees take the form of (i) 100% cash, (ii) 50% shares and 50% cash, or (iii) 100% shares. If the director elects to receive 50% shares or 100% shares, the director may elect to either (i) receive such shares either as soon as practicable after the date on which the director fees are otherwise earned and payable or (ii) defer receipt of such shares until the date on which his or her service on the Corporation’s Board of Directors terminates. In the event the director elects to defer the receipt of such shares, the cash value of the shares shall be credited to the director’s stock unit account and converted to stock units equivalent to whole shares. The number of stock units shall be credited to the director’s stock unit account and the aggregate value thereof shall be charged to the cash balance of the director’s stock unit account. Any cash balance remaining in the director’s stock unit account after such conversion, together with other subsequent credits of deferred director fees thereto and credits thereto, shall be converted into stock units to the extent possible on the next conversion date.

•
Additional credits shall be made to the director’s stock unit account in an amount equal to the cash dividends that the director would have received had he or she been the owner on each record date of a number of shares equal to the number of stock units in the director’s stock unit account on such date. In the event of a dividend of the shares or a common stock split, additional credits will be made to a director’s stock unit account of a number of stock units equal to the number of full shares the director would have received had he or she been the owner on each record date of a number of shares equal to the number of stock units in the director’s stock unit account on such date.

•
Upon the termination and separation of the director’s service on the Corporation’s Board of Directors, death of the participant, or disability of the director, the Corporation shall distribute the director’s stock unit account to the participant in the form of shares (i) in five substantially equal annual distributions starting on the anniversary date of such termination and separation and continuing thereafter for four additional distributions, (ii) in a lump sum as soon as practicable after the date of such death or disability. If the director is also a specified employee under Section 409A of the Internal Revenue Code, then no distribution upon termination or separation of service shall occur until the earlier of 30 days after six months following termination and separation of service from the Corporation or the director’s death.

•
The Board of Directors of the Corporation or the Board of Directors of Oak Hill may terminate the Deferred Compensation Plan at any time, and for any reason, as to future deferrals provided that no distributions shall be made to a director except as provided in the Deferred Compensation Plan and permitted under Section 409A of the Internal Revenue Code.

26

Equity Compensation Plan Information

The following table presents information as of December 31, 2006 with respect to the shares of the Corporation’s common stock that may be issued under the Corporation’s existing equity compensation plan.
			Number of Securities
			Remaining Available
	Number of Securities to Be	Weighted-Average	for Future Issuance
	Issued Upon Exercise of	Exercise Price of	Under Equity
Plan Category	Outstanding Options	Outstanding Options	Compensation Plans

Equity compensation plans approved
by shareholders (1)	434,383	$23.27	1,090,823

Equity compensation plans not
approved by shareholders	—	—	—

Total	434,383	$23.27	1,090,823

(1) Consists of the 2004 Stock Incentive Plan and the Fourth Amended and Restated 1995 Stock Option Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

Currently, Messrs. Barry M Dorsey, H. Grant Stephenson and Neil S. Strawser, who are not employees of the Corporation, are members of the Governance and Compensation Committee.

Procedures Regarding Related Party Transactions

In 2006, the Corporation began a process to develop a written policy concerning related party transactions which is not yet complete. Under current procedures, all related party transactions are reviewed and approved by the Audit Committee and because most of these transactions are loan transactions, they are also approved by the Board of Directors of Oak Hill. Because most of the related party transactions are loan transactions between Oak Hill and officers, directors and principal shareholders of the Corporation and the companies with which they are associated, these transactions are approved in advance by the Board of Directors of Oak Hill in order to comply with the requirements of regulations that are applicable to Oak Hill as a federally-insured bank. These loans are made in the ordinary course of business of Oak Hill, on substantially the same terms, including interest rate and collateral requirements, as the terms of loan transactions available to other persons from Oak Hill, and these loans do not involve more than a normal risk of default and nonpayment, and do not possess other unfavorable features. Oak Hill expects to enter into similar transactions in the future with officers, directors and principal shareholders of the Corporation and the companies with which they are associated.

Transactions with Directors and Officers

Some of the officers and directors of the Corporation and the companies with which they are associated are customers of Oak Hill. The loans to such officers and directors (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and nature of collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features.

Oak Hill has had, and expects to have in the future, banking transactions in the ordinary course of business with directors, officers, principal shareholders, and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.

H. Grant Stephenson, a director of the Corporation, is a Partner in the law firm of Porter Wright Morris & Arthur LLP, which provides legal services to the Corporation.  During 2006, the Corporation paid aggregate fees of approximately $205,790 to that firm.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and greater than 10% shareholders, to file reports of ownership and changes in ownership of the Corporation's securities with the SEC. Copies of the reports are required by SEC regulation to be furnished to the Corporation.

Based solely on the Corporation's review of the copies of such reports, the Corporation believes that all its officers, directors, and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 2006.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

In accordance with its written charter, the Audit Committee (the “Committee”) of the Board of Directors assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Corporation. During the current year, the Committee met seven times including meeting with management and the independent registered public accounting firm to discuss the Corporation’s quarterly financial statements prior to the filing of its Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Corporation that might bear on the independent registered public accounting firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the registered independent public accounting firm any relationships that may impact its objectivity and independence. The Corporation has been advised by Grant Thornton LLP that neither that firm nor any of its associates has any relationship with the Corporation or its subsidiaries other than the usual relationship that exists between an independent registered public accounting firm and clients. The Committee satisfied itself as to the independent registered public accounting firm’s independence. The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61.

The Committee also discussed with management, the internal auditor and the independent registered public accounting firm the quality and adequacy of the Corporation’s internal controls and the internal audit functions’ organization, responsibilities, budget, and staffing. The Committee reviewed with both the independent registered public accounting firm and the internal auditor their plans, audit scope, and identification of audit risks

The Committee discussed and reviewed with the internal auditor and independent registered public accounting firm all communications required by generally accepted auditing standards, including a discussion of the quality, not just the acceptability of the accounting principles, the reasonableness of significant adjustments, clarity of disclosures in the financial statements, and other matters described in SAS No. 100, as amended, “Communication with Audit Committees.” With and without management present, the Committee discussed and reviewed the results of the internal audit examinations and the results of the independent registered public accounting firm’s examination of the financial statements.

The Committee reviewed the audited financial statements of the Corporation as of and for the fiscal year ended December 31, 2006, and management’s assertion on the design and effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2006 with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Corporation’s financial statements, and the independent registered public accounting firm has the responsibility for the examination of those statements and assertion.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board that the Corporation’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the Corporation’s independent registered public accounting firm, Grant Thornton LLP.

The foregoing report has been respectfully submitted by the members of the Committee, being:

Donald R. Seigneur, Chairman
Candice R. DeClark-Peace
William S. Siders
Donald P. Wood

PRINCIPAL INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM FEES

The following table presents fees for professional audit services rendered by Grant Thornton LLP for the audit of the Corporation’s financial statements for the years ended December 31, 2006 and 2005, and fees billed for other services rendered by Grant Thornton LLP during those periods.

	2006	2005

Audit fees	$230,000	$215,000
Audit related fees	14,500	27,217
Tax fees	44,683	67,005
All other fees	-	-

Total	$289,183	$309,222

Audit Fees

Grant Thornton LLP fees billed to the Corporation for professional services rendered for the audit of the Corporation’s consolidated financial statements included in the annual Form 10-K and review of financial statements included in the quarterly Forms 10-Q and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings and engagements.

Audited Related Fees

Aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements. These services include employee benefit plan audits, due diligence related to mergers and acquisitions, attestations by Grant Thornton LLP that are not required by statute or regulation and consulting on financial and reporting standards.

Tax Fees

Aggregate fees billed for professional services rendered by Grant Thornton LLP for tax compliance, consulting and return preparation.

All Other Fees

Fees billed for other permissible work performed by Grant Thornton LLP that does not meet the above category descriptions.

In determining whether to appoint Grant Thornton LLP as the Corporation’s independent registered public accounting firm, the Audit Committee considered whether the provision of services, other than audit services, is compatible with maintaining the principal independent registered public accounting firm’s independence.

AUDIT COMMITTEE GUIDELINES
FOR PRE-APPROVAL OF INDEPENDENT REGISTERD PUBLIC ACCOUTING FIRM SERVICES

The Audit Committee (the “Committee”) has adopted the following guidelines regarding the engagement of the Corporation’s independent registered public accounting firm:

Audit Services

The annual audit services and related fees are subject to specific pre-approval of the Committee. The annual audit services include the annual financial statement audit, required quarterly reviews, subsidiary audits, equity investment audits, audit of management’s assessment on internal control over financial reporting, and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on the Corporation’s consolidated financial statements.

In addition, the Committee may grant general or specific pre-approval to other audit services. Other audit services may include statutory audits or financial audits of the Corporation and services associated with the SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

Audit-related Services

The Committee may grant general or specific pre-approval to audit-related services that the Committee has determined are consistent with the SEC’s rules on auditor independence. Audit-related services include assurance and other services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements.

Tax Services

The Committee may grant general or specific pre-approval for tax compliance, consulting and return preparation services provided by the independent registered public accounting firm to the Corporation, its directors and employees that the Committee has determined are consistent with the SEC’s rules on auditor independence.

All Other Services

The Committee may grant general or specific pre-approval for all other permissible non-audit services that the Committee has determined are consistent with the SEC’s rules on auditor independence.

In determining whether to pre-approve any services of the independent registered public accounting firm, the Committee considers the overall relationship of fees for audit and non-audit services.

Corporation management must annually submit to the Committee for approval a list of non-audit services that it recommends the Committee engage the independent registered public accounting firm to provide. Corporation management and the independent registered public accounting firm must each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements.

Pre-approved, budgeted amounts for all services to be provided by the independent registered public accounting firm are established by the Committee. To ensure prompt handling of unexpected matters, the Committee delegates to the Chairman the authority to amend or modify the list of approved permissible services and fees. The Chairman will report action taken to the Committee at the next Committee meeting.

The independent registered public accounting firm must ensure that all audit and non-audit services provided have been approved by the Committee. The Corporation’s Senior Risk Management Officer is responsible for tracking all independent registered public accounting firm services and fees against the budgeted amounts and will report at least quarterly to the Committee all services actually provided by the independent registered public accounting firm and related fees pursuant to this pre-approval process.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

The Audit Committee has appointed Grant Thornton LLP as the independent registered public accounting firm for the Corporation and its subsidiaries for the fiscal year ending December 31, 2007. Although not required, the Audit Committee is submitting its selection to the shareholders of the Corporation for ratification. Grant Thornton LLP has served as independent registered public accounting firm for the Corporation and its subsidiaries during the past year. The Audit Committee believes that the reappointment of Grant Thornton LLP for the fiscal year ending December 31, 2007 is appropriate because of the firm's reputation, qualifications, and experience. The Audit Committee will reconsider the appointment of Grant Thornton LLP if its election is not ratified by the shareholders.

Management expects that representatives of Grant Thornton LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The affirmative vote of a majority of the votes entitled to be cast by the holders of the Corporation's common stock present in person or represented by proxy at the Annual Meeting is required for ratification.

The Board of Directors recommends a vote FOR this proposal. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted for the proposal.

SHAREHOLDER PROPOSALS

If an eligible shareholder wishes to present a proposal for action at the next Annual Meeting of the Corporation to be held in 2008, it shall be presented to management by certified mail, written receipt requested, not later than November 21, 2007, for inclusion in the Corporation's Proxy Statement and form of proxy relating to that meeting. Any such proposal must comply with Rule 14a-8 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). Proposals should be sent to Oak Hill Financial, Inc., Attention: David G. Ratz, Chief Administrative Officer, 14621 State Route 93, Jackson, Ohio 45640. Any shareholder proposal submitted outside the processes of Rule 14a-8 under the 1934 Act for presentation to the Corporation's 2008 Annual Meeting of shareholders will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by the Corporation after February 4, 2008.
ANNUAL REPORT

The Corporation's Annual Report for the year ended December 31, 2006 is being mailed to each shareholder with this Proxy Statement.

The Corporation files annually with the SEC an Annual Report on Form 10-K. This report includes financial statements and schedules thereto. A SHAREHOLDER OF THE CORPORATION MAY OBTAIN A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006 WITHOUT CHARGE BY SUBMITTING A WRITTEN REQUEST THEREFORE TO THE FOLLOWING ADDRESS:

Oak Hill Financial, Inc.
Attention: David G. Ratz
P.O. Box 688 / 14621 State Route 93
Jackson, Ohio 45640

OTHER MATTERS

Management and the Board of Directors of the Corporation know of no business to be brought before the Annual Meeting other than as set forth in this Proxy Statement. However, if any matters other than those referred to in this Proxy Statement should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy on such matters in accordance with their best judgment.

EXPENSES

The expense of proxy solicitation will be borne by the Corporation. Proxies will be solicited by mail and may be solicited, for no additional compensation, by some of the officers, directors and employees of the Corporation or its subsidiaries, by telephone, telegraph or in person. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of shares of the Corporation and will be reimbursed for their related expenses.

Appendix A

OAK HILL FINANCIAL, INC.

AMENDED AND RESTATED
GOVERNANCE AND COMPENSATION COMMITTEE CHARTER

As Amended on February 17, 2004

PRIMARY RESPONSIBILITIES

The name of the Committee shall be the Governance and Compensation Committee. The Committee shall have these primary responsibilities: oversight of the governance of the Corporation and its subsidiaries; evaluation of the performance of the CEO of the Corporation and its Board of Directors (the “Board”); approval of the compensation plan for the CEO and of management’s compensation plan for the Corporation’s executives, including awards under the Corporation’s incentive compensation plans; and development of the plans for the succession of the CEO. The Committee also shall publish an annual report on compensation for the shareholders.

COMPOSITION OF COMMITTEE

The Committee will be comprised of no fewer than three members. The members of the Committee shall be appointed by the Board of Directors of the Corporation (the “Board”). They will serve until their successors are duly appointed. If a Committee Chair is not designated or present, the members of the Committee will designate a Chair by a majority vote of the Committee membership. The Committee will meet as often as its members deem necessary to perform the Committee’s responsibilities. The Committee may request any officer or employee of the Corporation, its outside counsel, or independent auditor to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee. The Committee will make regular reports to the Board on its activities. It is an objective of the Governance Committee that the Committee, as soon as practicable, shall be composed of three independent directors who sit on no other committees of the Board of Directors of the Corporation (the ”Board”). For this purpose, a director shall be considered to be independent if he or she qualifies as an independent director under rules established by NASDAQ.

GOVERNANCE

The Committee shall develop and recommend to the Board a set of corporate governance principles applicable to the Corporation, review and recommend to the Board the appropriate structure and composition of the Board and of the Boards and of each of the subsidiaries, formulate, administer and oversee the Board’s Code Of Ethics. The Committee shall also recommend director nominees for the Board, and shall have the traditional duties of a nominating committee to identify and evaluate individuals qualified to serve of the Board. In so doing, the Committee shall recommend to the Board the size of the Board and its membership mix, as well as the process for the selection of independent directors. The Committee shall make similar recommendations for each board of the subsidiaries. The Committee also shall be responsible for planning for the succession of the CEO. In addition the Committee shall have overall responsibility for periodic assessment of the governance program of the Corporation. The Committee shall annually assess the performance of the Board of Directors, and the performance of each member of the Board of Directors.

COMPENSATION

The Committee will review and approve on an annual basis the Corporation’s goals and objectives with respect to compensation for the CEO. The Committee also shall be responsible for the annual development and implementation of a plan for the evaluation of the CEO and the Committee shall establish the CEO’s annual compensation package. The Committee also shall be responsible for the annual development and implementation of a plan for the evaluation of the Board, each of the boards of the subsidiaries, and each member of the Board. The Committee also will have and will exercise all the authority of the Board with respect to the administration of the Corporation’s incentive compensation, retirement, and other benefit plans. The Committee’s authority for the annual implementation, and the day-to-day administration, of such plans shall be delegated to the CEO. From time to time, and no less than annually, the Committee shall review and approve the plans formulated and administered by CEO. The Compensation Committee also will recommend to the Board the compensation for Board members.

OTHER POWERS AND DUTIES

The Committee will have the authority, to the extent it deems necessary or appropriate, to retain and terminate any search or compensation consultant to assist in reviewing director candidates or the evaluation of executive officer compensation and will have the authority to approve any search firm’s fees and other retention items. The Committee will also have the authority to obtain advice and assistance from internal or external legal, accounting, or other advisors. The Corporation will provide for appropriate funding, as determined by the Committee, for payment of compensation to any search firm or other advisors employed by the Committee.

The Committee will review this charter periodically and recommend to the Board any necessary changes. The Committee also will conduct an annual performance evaluation of itself.

The Committee shall assess the appropriateness of shareholder proposals and shall recommend to the Board the appropriateness of such proposals for inclusion in the proxy materials in accordance with the authority reserved to Board by the Corporation’s First Amended and Restated Code of Regulations.

In the event that the Board shall not be able in the ordinary course of its scheduled meetings to review director candidates recommended by stockholders, the Committee will review director candidates recommended by stockholders, provided such review is conducted in conformity with the authority reserved to the Board in the Corporation’s First Amended and Restated Code of Regulations.

The Committee shall complete such further duties as are assigned to it by the Board and shall assist the other committees of the Board in completing the responsibilities established for those committees by the Board.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY OAK HILL FINANCIAL, INC
		For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS APRIL 17, 2007	1. The election as directors of all nominees listed below:	☐	☐	☐

The undersigned hereby appoints Dale B. Shafer and David G. Ratz with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Meeting”), to be held on April 17, 2007 at the Ohio State University Extension South District Office, 17 Standpipe Road, Jackson, Ohio at 1:00 p.m., local time, and at any adjournments thereof, as follows:

R.E. COFFMAN, JR., JOHN D. KIDD, D. BRUCE KNOX,
NEIL S. STRAWSER

INSTRUCTION: To withhold authority to vote for any individual -nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
	2. The ratification of the appointment of Grant Thornton LLP as independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2007.	☐	☐	☐

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the undersigned be present to vote at the Meeting or at any adjournment thereof, and after notification to the Secretary of the Corporation at the Meeting of the shareholder’s decision to terminate this Proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

Please be sure to sign and date this Proxy in the box below	Date
Stockholder sign above	Co-holder (if any) sign above)

Ç Detach above card, sign, date and mail in postage paid envelope provided.  Ç
OAK HILL FINANCIAL, INC.

The above signed acknowledges receipt from the Corporation, prior to the execution of this Proxy, of Notice of the Annual Meeting, a Proxy Statement dated March 20, 2007, and the Corporation’s Annual Report to Shareholders for the fiscal year ended December 31, 2006.

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
PLEASE ACT PROMPTLY

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